UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

INFOSEARCH MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30248	90-0002618
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4086 Del Rey Avneue
Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

(310) 437-7380
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, InfoSearch Media, Inc. (the “Company”) entered into an amendment to the employment agreement with Steve Lazuka. Pursuant to the amendment, Mr. Lazuka will no longer serve as the Chief Strategy Officer nor will Mr. Lazuka serve in any operating capacity of the Company, but he will continue to serve as a member of the Company’s Board of Directors.

The amendment is effective as of November 30, 2006, and Mr. Lazuka received his wages through that date. Pursuant to the amendment, Mr. Lazuka will also receive twelve additional payments of $3,750 over a six month period, totaling $45,000. In addition, the non-competition restrictions of the original employment agreement were reduced from two years to one year.

A copy of the amendment to the employment agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated December 5, 2006, between InfoSearch Media, Inc. and Steve Lazuka

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSearch Media, Inc.

By:  /s/ George Lichter

Name: George Lichter
Title: Chief Executive Officer

Date: December 7, 2006